                                                            EXHIBIT 3.2




                               HEXCEL CORPORATION
                                RESTATED BY-LAWS
                              AS OF FEBRUARY 9, 1995
                                      INDEX

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SECTION                              SUBJECT                                PAGE
- -------------------------------------------------------------------------------

                                     OFFICES

1.      Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.      Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                  STOCKHOLDERS

3.      Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
4.      Annual Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
5.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
6.      Adjourned Meetings and Notice Thereof. . . . . . . . . . . . . . . . . 3
7.      Voting . . . . . . . . . . . . . . . . . . . . . . . . .               3
8.      Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
9.      Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . 4
10.     Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
11.     List of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . 4
11.1.   Business of Annual Meetings. . . . . . . . . . . . . . . . . . . . . . 4

                                    DIRECTORS

12.     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
13.     Number of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . 6
14.     Election, Term of Office and Vacancies . . . . . . . . . . . . . . . . 6
15.     Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
16.     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
17.     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
18.     Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
19.     Time and Place of Meetings and Telephone Meetings. . . . . . . . . . . 8
20.     Call . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
21.     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
22.     Meeting Without Regular Call and Notice. . . . . . . . . . . . . . . . 9
23.     Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . 9
24.     Quorum and Required Vote . . . . . . . . . . . . . . . . . . . . . . . 9
25.     Committee Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 9
26.     Interested Directors . . . . . . . . . . . . . . . . . . . . . . . . . 9

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SECTION                              SUBJECT                                PAGE
- -------------------------------------------------------------------------------

27.     Honorary Advisors to the Board . . . . . . . . . . . . . . . . . . . .10
28.     Employee Compensation Measures . . . . . . . . . . . . . . . . . . . .11

                                    OFFICERS

29.     Titles and Relation to Board of Directors. . . . . . . . . . . . . . .11
30.     Election, Term of Office and Vacancies . . . . . . . . . . . . . . . .11
31.     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
32.     Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
33.     Chairman of the Board. . . . . . . . . . . . . . . . . . . . . . . . .12
34.     Chief Executive Officer. . . . . . . . . . . . . . . . . . . . . . . .12
35.     President and Vice Presidents. . . . . . . . . . . . . . . . . . . . .12
36.     Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
        (a)  Record of Corporate Proceedings . . . . . . . . . . . . . . . . .12
        (b)  Record of Shares. . . . . . . . . . . . . . . . . . . . . . . . .13
        (c)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
        (d)  Additional Powers and Duties. . . . . . . . . . . . . . . . . . .13
37.     Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
38.     Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

                                     SHARES

39.     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
40.     Transfers of Shares of Capital Stock . . . . . . . . . . . . . . . . .13
41.     Registered Shareholders. . . . . . . . . . . . . . . . . . . . . . . .14
42.     Lost or Destroyed Certificates . . . . . . . . . . . . . . . . . . . .14
43.     Record Date and Closing of Stock Books . . . . . . . . . . . . . . . .14
44.     Transfer Agents and Registrars . . . . . . . . . . . . . . . . . . . .14

                                   AMENDMENTS

45.     Adoption of Amendments . . . . . . . . . . . . . . . . . . . . . . . .15
46.     Record of Amendments . . . . . . . . . . . . . . . . . . . . . . . . .15

                                 CORPORATE SEAL

47.     Form of Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

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SECTION                              SUBJECT                                PAGE
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                                  MISCELLANEOUS

48.     Checks, Drafts, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .15
49.     Contracts, Etc.; How Executed. . . . . . . . . . . . . . . . . . . . .15
50.     Representation of Shares of Other Corporations . . . . . . . . . . . .16
51.     Inspection of By-Laws. . . . . . . . . . . . . . . . . . . . . . . . .16
52.     Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
53.     Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
54.     Construction and Definitions . . . . . . . . . . . . . . . . . . . . .16

                                    RESTATED
                          BY-LAWS OF HEXCEL CORPORATION
                      (FORMERLY HEXCEL MERGER CORPORATION)
                             A DELAWARE CORPORATION
                              AS OF FEBRUARY 9, 1994


                                     OFFICES

     1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation is hereby fixed and located at 5794 W. Las Positas Boulevard, Pleasanton, California. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

     2. OTHER OFFICES. The registered office in the State of Delaware is hereby fixed and located at the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                  STOCKHOLDERS

     3. PLACE OF MEETINGS. Stockholders' meetings shall be held at the principal office for the transaction of the business of this Corporation, or at such other place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, appoint.

     4. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, provided, however, that the first annual meeting of stockholders following adoption of these By-laws shall be held not earlier than nine months after the Effective Date of the Corporation's Plan of Reorganization pursuant to which these By-laws are adopted and to which these By-laws are an exhibit ("Plan of Reorganization"), unless otherwise determined by mutual agreement of the two or three (as the case may be) members of the Board designated by the Standby Purchaser (the "Standby Purchaser Directors"), on the one hand, and the three members of the Board designated by the Equity Committee (the "Equity Committee Directors"), on the other hand (as all such capitalized terms are defined in the Plan of Reorganization). At such annual meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

          Written notice of each annual meeting shall be mailed to

                                       (1)
each stockholder entitled to vote, addressed to such stockholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as directors if directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute.

     5. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these By-Laws of the Corporation, include the power to call such meetings, or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding common stock of the Corporation, and for any purpose or purposes, provided, however, that no such meeting may be held for the purpose of election or removal without cause of directors earlier than the expiration of the nine month period after the Effective Date unless otherwise determined by mutual agreement of the Standby Purchaser Directors, on the one hand, and the Equity Committee Directors, on the other hand. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Section 5 of the Certificate of Incorporation, then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders, unless by the unanimous consent of all stockholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the

                                       (2)

Chief Executive Officer, the President or the Secretary by any person (but not the Board of Directors) entitled to call a special meeting of stockholders, the person receiving such request shall cause a notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty (30) nor more than sixty
(60) days after the receipt of the request.

     6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

          Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     7. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

     8. QUORUM. The holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the holders of the majority of shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders, whether or not a quorum is present,

                                       (3)
may be adjourned by the vote of the holders of a majority of the shares represented at the meeting.

     9. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less thatn the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

     10. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three
(3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     11. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     11.1. BUSINESS OF ANNUAL MEETINGS. Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these By-Laws, to be properly brought before the annual meeting, all business must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the


                                       (4)

Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation by such date as is required by Delaware law and Rule 14a-8(a)(3)(i) under the Securities Exchange Act of 1934 (or any successor rule) in order for the matter covered by such notice to be included in the Company's proxy statement. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and record address of the stockholder proposing such business, (y) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business.

          The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 11.1, and any such business not properly brought before the meeting shall not be transacted.

                                    DIRECTORS

     12. POWERS. Subject to limitations of the Certificate of Incorporation, of these By-Laws, and of the General Corporation Law of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these By-Laws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

          (a) To select and remove all of the officers, and other agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these By-Laws, fix their compensation and require from them security for faithful service.

          (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation, or these By-Laws, as they may deem best.

          (c) To change the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1 hereof; to fix and locate from time to time one or more branch or subordinate offices of the Corporation as provided in Section 2 hereof; to designate any place for the

                                       (5)
holding of any stockholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

          (d) To authorize the issuance of shares of capital stock of the Corporation from time to time, upon such terms as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

     13.  NUMBER OF DIRECTORS.

          (a) Except as provided in Subsection 6.1 of the Certificate of Incorporation and in any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to or imposed on the holders of such designated Preferred Stock, as permitted by Section 5 of the Certificate of Incorporation, the authorized number of directors of this Corporation shall be not less than eight
(8) nor more than fifteen (15). Commencing on the date of the first annual meeting held after the Effective Date of the Plan of Reorganization, the exact number of directors shall be fixed from time to time by an amendment to Subsection (b) of this Section duly adopted by the Board of Directors or by the holders of a majority of the outstanding shares authorized to vote thereon; prior to that time the number of directors shall be changed to ten (10) if and only as required by the Plan of Reorganization.

          (b) Subsection (a) of this Section provides for an indefinite number of directors and requires this Subsection, from time to time, to specify the exact number. Pursuant thereto it is hereby specified that this Corporation shall have nine (9) directors, which number shall be automatically increased to ten (10) to the extent required by the Plan of Reorganization.

     14.  ELECTION, TERM OF OFFICE AND VACANCIES.

          (a) Directors shall hold office until the annual meeting next following their election and until their successors are respectively elected and qualified; subject, however, to prior resignation, death or removal as provided in these By-laws or applicable law. Any director may resign at any time in writing to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in writing.

                                       (6)

          Except as provided in the Certificate of Incorporation and in Subsection 14(b) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

          (b) Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.

     15. REMOVAL. Except as provided in the Certificate of Incorporation and in Subsection 14(b) hereof, a director may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

     16. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

     17. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

     18. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act in the place

                                       (7)
of such absent or disqualified member. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 141(c) of the General Corporation Law of Delaware.

          If a new Chief Executive Officer has not succeeded John J. Lee before the Effective Date of the Plan of Reorganization, a special committee, which shall consist of the Standby Purchaser Directors and of the Equity Committee Directors, shall be authorized to appoint such a Chief Executive Officer by mutual agreement of such Directors.

     19. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, other regular meetings of the Board shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place as shall be designated in the notice for the meeting or in a resolution of the Board of Directors, whether within or without the State of Delaware. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

     20. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or any two directors.

     21. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board.
Special meetings shall be held upon four days' notice by mail or 24 hours notice delivered personally or by telephone, telegraph or confirmed facsimile, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail or telegram shall be addressed to a director at his business or home address as shown upon the records of the Corporation, or at such other address as the director specifies in writing delivered to the Corporation, or if such an address is not so shown on such records and no written instructions have been received from the director, at the place in which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting

                                       (8)
to the directors who were not present at the time of the adjournment.

     22. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     23. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     24. QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

     25. COMMITTEE MEETINGS. The principles set forth in Sections 19 through 24 of these By-Laws shall apply to committees of the Board of Directors and to actions by such committees.

     26. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the
                                       (9)

Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders; or (d) such other facts or circumstances exist as would make such contract or transaction not void or voidable solely for such reason under any applicable provision of the General Corporation Law of the State of Delaware with respect to contracts or transactions involving interested directors. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Subject to the provisions of the above paragraph, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of any corporation at common law or under any statute.

     27. HONORARY ADVISORS TO THE BOARD. The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board shall not be a director for any purpose or with respect to any provision of these By-Laws or of the General Corporation Law of Delaware, and shall have no vote as a director. However, an Honorary Advisor to the Board shall receive the same compensation and expense reimbursement as a director for attendance at directors' meetings.

     28. EMPLOYEE COMPENSATION MEASURES. No director shall vote upon any employee compensation measure in which he has a direct personal interest and any vote cast on such measures by such a director shall be nullified and deemed void. Directors having such an interest may be counted in determining the presence of a quorum

                                      (10)
at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such a measure. The term "employee compensation measures" shall include, without limitation, salary, bonus, stock options, stock purchase plans, retirement benefits, etc., but shall not include directors' fees and compensation as referred to in Section 17.

                                    OFFICERS

     29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Financial Officer, a General Counsel, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.
If there shall occur a vacancy, in the absence of appointment by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Financial Officer, a General Counsel, an Executive Vice President, one or more additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer, subject to the overriding direction of the Board of Directors. No Vice President, Assistant Secretary or Assistant Treasurer shall be appointed for a term of office exceeding the term of office of the President, Secretary or Treasurer, respectively. Any number of offices may be held by the same person.

     30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of stockholders, the Board of Directors shall choose the officers of the Corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 29 of these By-laws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board.

     31. RESIGNATION. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

     32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board, any Vice Chairman and the Chief Executive Officer and may fix the salaries of other employees of

                                      (11)
the Corporation including the other officers. If the Board does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.

     33. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. In the absence or disability of the Chief Executive Officer, the Chairman of the Board shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers, and be subject to all restrictions upon, the Chief Executive Officer.

     34. CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation, and shall, in the absence of a Chairman of the Board, preside at all meetings of the Board of Directors and stockholders, shall be ex officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

     35. PRESIDENT AND VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer and of the Chairman of the Board, the President, and in the absence or disability of the President, the Vice President, if any, or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

     36.  SECRETARY.  The Secretary shall have the following powers and duties:

          (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation's principal executive office the original or a copy of these By-Laws, as amended.

          (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the

                                      (12)

Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) NOTICES. The Secretary shall give such notices as may be required by law or these By-Laws.

          (d) ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

     37. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation's properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

     38. OTHER OFFICERS. The other officers, if any, of this Corporation shall perform such duties as may be assigned to them by the Board of Directors, except as otherwise provided in Section 29.

                                     SHARES

     39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President or a Vice President and the Secretary or Assistant Secretary. Any signature on the certificate may be by facsimile.

     40. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this Corporation, kept at the office of the Corporation or transfer agents designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

     41. REGISTERED SHAREHOLDERS. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other

                                      (13)
claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the law of Delaware.

     42. LOST OR DESTROYED CERTIFICATES. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

     43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than thirty (30) days from the date set for the original meeting.

     44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

                                   AMENDMENTS

     45. ADOPTION OF AMENDMENTS. New By-Laws of this Corporation may be adopted or these By-Laws may be amended or repealed by a vote of either a majority of directors of the Corporation or the holders of a majority of the outstanding shares of the Corporation

                                      (14)
authorized to vote; provided, however, that, except as specifically provided in
Section 13, the provisions set forth in Sections 5, 9, 13(a), 14, 15, and 45 shall not be adopted, amended or repealed, nor shall any other By-Law be adopted, amended or repealed which will have the effect of modifying or permitting the circumvention of such By-Laws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation authorized to vote.

     46. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any By-Laws or By-Law is amended, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 CORPORATE SEAL

     47. FORM OF SEAL. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Delaware".



                                  MISCELLANEOUS

     48. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

     49. CONTRACTS, ETC.; HOW EXECUTED. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     50. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote

                                      (15)
or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     51. INSPECTION OF BY-LAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     52. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     53. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     54. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the General Corporation Law of Delaware shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                      (16)